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                    U.S. SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT

    PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)   July 11, 1995
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                             ACUITY IMAGING, INC.
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            (Exact name of registrant as specified in its charter)



           Delaware                     0-12094                 04-2688311
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(State or other jurisdiction     Commission file number      (I.R.S. Employer
of incorporation)                                            Identification No.)


             9 Townsend West, Nashua, New Hampshire, U.S.A.  03063
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               (Address of principal executive offices)    (Zip Code)



Issuer's telephone number, including area code   (603) 598-8400
                                                --------------------------------



Former name or former address, if changed since last report   Not Applicable
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ITEM 5.   OTHER EVENTS

The following news was announced by Acuity Imaging, Inc. on July 12, 1995. The complete text is as follows:



July 12, 1995

FOR IMMEDIATE RELEASE


                       RVSI AND ACUITY IMAGING ANNOUNCE
                       REVISED TERMS OF INTENDED MERGER

RVSI [Robotic Vision Systems, Inc. (Nasdaq NMS-ROBV)] and Acuity Imaging, Inc. (Nasdaq-ACUT) today announced revised terms of their proposed merger transaction.

Under the revised merger terms, RVSI is to issue 0.766 shares of its common stock for each Acuity share or approximately, 1,903,140 shares of RVSI stock in exchange for all of Acuity's outstanding shares. In addition, Acuity's outstanding stock options are to be exchanged for options upon RVSI's common stock in the same 0.766 to one ratio.

The revised terms of the merger provide for a proportional reduction in the number of RVSI shares issuable to Acuity's stockholders if the price of RVSI's common stock measured over the 20 business days preceding consummation averages more than $14.50 per share. Conversely, if the price of RVSI's common stock averages less than $10.00 per share during such 20 business day period, the number of RVSI shares issuable to Acuity's stockholders would be proportionately increased. In no event, however, will the number of RVSI shares issuable in the proposed merger transaction be less than 1,500,000 shares or more than 2,500,000 shares.

The prior merger terms, announced on April 24, 1995, contemplated that RVSI would issue 1.072 shares of its common stock for each Acuity share or approximately 2,638,420 shares of RVSI common stock in exchange for all of Acuity's outstanding shares, excluding shares issuable upon exercises of Acuity's outstanding stock options and other stock purchase rights.

RVSI initiated renegotiation of the terms of the proposed merger upon receipt of notification from Acuity that its financial results for its quarter ended July 1, 1995 would be substantially below expectations. Acuity now estimates that its revenues for the quarter ended July 1 will be approximately $4.1 million with a loss of approximately $500,000.

Pat V. Costa, President and C.E.O. of RVSI said: "Although Acuity's financial performance is below earlier expectations, we nevertheless remain pleased with the anticipated combination of RVSI's technological leadership in 3-D machine vision with Acuity's outstanding 2-D machine vision technology, as well as with Acuity's progress in attempting to improve its operational performance."

Consummation of the merger transaction is subject to receipt of fairness opinions and approval by the stockholders of both companies.
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RVSI designs, manufactures and markets 3-D machine-vision based inspection and measurement products. Acuity designs, develops, manufactures and supplies 2-D machine vision systems to a diversity of markets.

                                     # # #


                             CONTACT:  RVSI, Hauppauge, NY
                                       Robert H. Walker, 516/273-9700

                                       Acuity Imaging, Inc., Nashua, NH
                                       John A. Rogers, 603/598-8400

                                       Core Communications Group
                                       Joshua Z. Levine, 516/487-8322
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                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       ACUITY IMAGING, INC.



Date:  July 26, 1995                   /s/ John A. Rogers
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                                       John A. Rogers
                                       Vice President and
                                       Chief Financial Officer